Exhibit 23, Form 10-K
Kansas City Life Insurance Company

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kansas City Life Insurance Company:

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kansas City Life Insurance Company:

We consent to the use of our report dated February 29, 2008, with respect to the consolidated balance sheets of Kansas City Life Insurance Company and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, included herein. Our report dated February 29, 2008 on the consolidated fiancial statements also contains an explanatory paragraph that states that the Company adopted American Institue of Certified Public Accountants (AICPA) Statement of Position (SOP) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges in Insurance Contracts, effective January 1, 2007 and Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109, effective January 1, 2007.

/s/KPMG LLP

KPMG LLP

Kansas City, Missouri

February 29, 2008

/s/KPMG LLP

KPMG LLP

Kansas City, MO

February 29, 2008